FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

        Date of Report (Date of earliest event reported) October 25, 2005
                                                         ----------------

                          TRADESTAR SERVICES, INC.
                          ------------------------

                   formerly known as  Frontier Staffing, Inc.
                  --------------------------------------------
        (Exact Name of Small Business Issuer as specified in its charter)


       Nevada                000-51229               51-0482104
    ---------------          ----------        --------------------------
    (State or other          (Commission       (IRS Employer File Number)
    jurisdiction of          File No.)
    incorporation)


             3451-A Candelaria NE, Albuquerque, New Mexico 87107
          -----------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (505) 872-3133
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Tradestar Services, Inc. and its subsidiary.

Item 8.01   Other Events
------------------------

Effective October 20, 2005, we entered into a letter of intent with a private Texas company which has an energy consulting business with expertise in the oil and gas sector and an exploration and development company. Significant terms of the letter intent provide that we would pay a purchase price of $21 million dollars, less outstanding loans with collectively total approximately $10.4 million. A maximum of 90% of the purchase price is payable in cash, with the remainder payable in our restricted stock. The closing of the transaction is subject to verification to our satisfaction of the financial information of the potential acquisition. The letter of intent is not binding upon either party except for requirements regarding due diligence, confidentiality, exclusivity of negotiations, and expenses.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           Tradestar Services, Inc.


Dated: October 25, 2005                    By:  /s/ Frederick A. Huttner
                                                ------------------------
                                                Frederick A. Huttner
                                                Chief Financial Officer